UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 29, 2016
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On November 29, 2016, Arch Capital Group Ltd. (“ACGL”) and its wholly owned subsidiary Arch Capital Finance LLC (the “Issuer”), entered into a Purchase Agreement pursuant to which the Issuer agreed to sell, and the underwriters named therein agreed to purchase, subject to and upon terms and conditions set forth therein, $500,000,000 aggregate principal amount of 4.011% senior notes due 2026 (“2026 Notes”) and $450,000,000 aggregate principal amount of 5.031% senior notes due 2046 (“2046 Notes” and, together with the 2026 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed by ACGL. The offering was made pursuant to an effective shelf registration statement and is expected to close on December 8, 2016. A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

ITEM 8.01                                  Other Events.
On November 29, 2016, ACGL issued a press release announcing the underwritten public offering of Notes. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01                                  Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: November 30, 2016	By:	/s/ Marc Grandisson
		Name:	Marc Grandisson
		Title:	President and Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.1
Purchase Agreement dated as of November 29, 2016 among Arch Capital Group Ltd., Arch Capital Finance LLC, and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, and Lloyds Securities Inc., as representatives of the several underwriters named therein.

99.1	Press Release dated November 29, 2016 announcing the public offering of Notes.

4